EXHIBIT 11

              PCT HOLDINGS, INC. AND SUBSIDIARIES
                 CALCULATION OF LOSS PER SHARE




                                             NINE MONTHS
                                               ENDED
                                             FEBRUARY 28,
                                           1995       1994
                                           ----       ----

NET LOSS                                $(423,819) $(891,527)

NET LOSS PER SHARE                      $   (0.14) $   (0.63)
                                        ---------- ----------

WEIGHTED AVERAGE NUMBER OF COMMON
     SHARES OUTSTANDING                 2,941,339  1,405,515



                                              QUARTER
                                               ENDED
                                             FEBRUARY 28,
                                           1995       1994
                                           ----       ----

NET LOSS                                $(425,414) $ (42,874)

NET LOSS PER SHARE                      $   (0.14) $   (0.03)
                                        ---------  ---------

WEIGHTED AVERAGE NUMBER OF COMMON
     SHARES OUTSTANDING                 2,941,339  1,405,515